EXHIBIT 12-2

                                    PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                    COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                      AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                                     SEC METHOD
                                                       ($000)

                                                     3 MONTHS
                                                       ENDED
                                                     03/31/97
                                                     --------

NET INCOME                                           $112,999

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                  93,566
     NON-OPERATING INCOME                              (1,879)
                                                       -------
     NET TAXES                                         91,687

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                       89,384
     ANNUAL RENTALS                                     1,995
                                                      -------
     TOTAL FIXED CHARGES                               91,379

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                       4,509
     ADJUSTMENT TO PREFERRED DIVIDENDS*                 3,659
                                                      -------
                                                        8,168

FIXED CHARGES AND PREFERRED DIVIDENDS                 $99,547
                                                      =======

EARNINGS BEFORE INCOME TAXES AND
     FIXED CHARGES                                   $296,065
                                                     ========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDEND REQUIREMENTS           2.97
                                                         ====

 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
   TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS